                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 10th day of December, 1999.

AMONG:

            ILINK TELECOM INC., a body corporate formed pursuant to the laws of the State of Nevada and having an office for business located at 666 Burrard Street, Suite 1170, Vancouver, British Columbia V6C 2X8

            ("iLink")

AND:

            9278 DISTRIBUTOR ACQUISITION CORPORATION, a body corporate formed pursuant to the laws of the State of New York and a wholly-owned subsidiary of iLink

            (the "Acquirer")

AND:

            9278 DISTRIBUTOR INC., a body corporate formed pursuant to the laws of the State of New York and having an office for business located at 1942 Williamsbridge Road, Bronx, New York 10461

            (the "Company")

WHEREAS:

A.    the Company is engaged in the business of wholesaling prepaid phone cards;

B. iLink is engaged in the business of providing customized telecommunications switching solutions;

C. the respective Boards of Directors of the Company and the Acquirer deem it advisable and in the best interests of iLink, the Company and the Acquirer that the Company merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of New York; and

D. it is intended that the Merger shall qualify for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:



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                                       2


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Definitions

1.1   In this Agreement the following terms will have the following meanings:

      (a)   "Acquirer" means 9278 Distributor Acquisition Corporation;

      (b) "Acquisition Price" means the sum of $3,000,000 to be delivered to the Sajid Kapadia by iLink at Closing and consisting of the Cash Acquisition Price and the Promissory Note;

      (c) "Acquisition Shares" means the 14,900,000 iLink Shares to be issued to the Company Shareholders at Closing;

      (d) "Agreement" means this agreement and plan of merger among iLink, the Acquirer and the Company;

      (e) "Audited Company Financial Statements" means the audited financial statements of the Company for the fiscal year ended December 31, 1998, together with the unqualified auditors' report thereon, a true copy of which is attached as Schedule "A" hereto;

      (f) "Audited iLink Financial Statements" means the audited financial statements of iLink for the fiscal year ended February 28, 1999, together with the unqualified auditors' report thereon, a true copy of which is attached as Schedule "J" hereto;

      (g) "Business of iLink" means all aspects of the business conducted by iLink, including, without limitation, providing customized telecommunications switching solutions;

      (h) "Business of the Company" means all aspects of the business conducted by the Company, including, without limitation, wholesaling prepaid phone cards;

      (i) "Cash Acquisition Price" means the sum of $1,000,000 to be paid to Sajid Kapadia by iLink at Closing in partial payment of the Acquisition Price;

      (j) "Century Capital Consulting Agreement" means the consulting agreement dated December 6, 1999 between iLink and Century Capital Management Ltd. a copy of which in included in Schedule "Q" attached hereto;

      (k) "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 11 hereof;

      (l) "Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived; provided that in no event shall the Closing Date be later than December 31, 1999;

      (m)   "Company" means 9278 Distributor Inc.;

      (n) "Company Accounts Payable and Liabilities" means all accounts payable and liabilities of the Company due and owing or otherwise constituting a binding



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                                       3


            obligation of the Company and/or its affiliates (other than a Company Material Contract) as of November 30, 1999 as set forth is Schedule "C" hereto;

      (o) "Company Accounts Receivable" means all accounts receivable owing to the Company as of November 30, 1999 as set forth in Schedule "D" hereto;

      (p) "Company Assets" means the undertaking and all the property and assets of the Business of the Company of every kind and description wherever situated including, without limitation, the Company Equipment, the Company Inventory, the Company Material Contracts, the Company Accounts Receivable, the Company Cash, the Company Intangible Assets and the Company Goodwill, and all credit cards, charge cards and banking cards issued to the Company;

      (q) "Company Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of the Company or relating to the Business of the Company as set forth in Schedule "I" hereto;

      (r) "Company Cash" means all cash on hand or on deposit to the credit of the Company on the Closing Date;

      (s) "Company Equipment" means all machinery, equipment, furniture, and furnishings used in the Business of the Company, including, without limitation, the items more particularly described in Schedule "E" hereto;

      (t) "Company Financial Statements" means, collectively, the Audited Company Financial Statements and the Quarterly Company Financial Statements;

      (u) "Company Goodwill" means the goodwill of the Business of the Company together with the exclusive right of iLink to represent itself as carrying on the Business of the Company in succession of the Company subject to the terms hereof, and the right to use any words indicating that the Business of the Company is so carried on including the right to use the name "9278 Distributors" or any variation thereof as part of the name of or in connection with the Business of the Company or any part thereof carried on or to be carried on by the Company, the right to all corporate, operating and trade names associated with the Business of the Company, or any variations of such names as part of or in connection with the Business of the Company, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Business of the Company, all necessary licenses and authorizations and any other rights used in connection with the Business of the Company;

      (v) "Company Insurance Policies" means the public liability insurance and insurance against loss or damage to the Company Assets and the Business of the Company as described in Schedule "F" hereto;

      (w) "Company Intangible Assets" means all of the intangible assets of the Company, including, without limitation, the Company Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of the Company and including, without limitation, the Kick Code 10-10-9278;

      (x) "Company Inventory" means all inventory and supplies of the Business of the Company as of November 30, 1999 as set forth in Schedule "G" hereto;

      (y) "Company Material Contracts" means the burden and benefit of and the right, title and interest of the Company in, to and under all trade and non-trade



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                                       4


            contracts, engagements or commitments, whether written or oral, to which the Company is entitled in connection with the Business of the Company whereunder the Company is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "H" hereto;

      (z) "Company Shareholders" means Sajid Kapadia, KAPH Groups, Inc., Abbott & Co. and P.T.N. Ltd.

      (aa) "Company Shares" means all of the issued and outstanding shares of the Company's equity stock;

      (bb) "Employment Agreement" means the employment agreement between the Company and Sajid Kapadia to be entered into pursuant to Article 8 hereof substantially in the form attached hereto as Schedule "R";

      (cc)  "iLink" means iLink Telecom, Inc.;

      (dd) "Effective Time" means the date of the filing of an appropriate Certificate of Merger in the form required by the State of New York, which certificate shall provide that the Merger shall become effective upon such filing;

      (ee) "iLink Accounts Payable and Liabilities" means all accounts payable and liabilities of iLink due and owing or otherwise constituting a binding obligation of iLink and/or its affiliates (other than an iLink Material Contract) as of November 30, 1999 as set forth is Schedule "L" hereto;

      (ff) "iLink Accounts Receivable" means all accounts receivable and other debts owing to iLink as of November 30, 1999 as set forth in Schedule "M" hereto;

      (gg) "iLink Assets" means the undertaking and all the property and assets of the Business of iLink of every kind and description wheresoever situated including, without limitation, iLink Equipment, iLink Material Contracts, iLink Accounts Receivable, iLink Cash, iLink Intangible Assets and iLink Goodwill, and all credit cards, charge cards and banking cards issued to iLink;

      (hh) "iLink Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of iLink or relating to the Business of iLink as set forth in Schedule "N" hereto;

      (ii) "iLink Cash" means all cash on hand or on deposit to the credit of iLink on the Closing Date;

      (jj) "iLink Common Shares" means the shares of common stock in the capital of iLink;

      (kk) "iLink Equipment" means all machinery, equipment, furniture, and furnishings used in the Business of iLink, including, without limitation, the items more particularly described in Schedule "O" hereto;



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                                       5


      (ll) "iLink Financial Statements" means, collectively, the Audited iLink Financial Statements and the Quarterly iLink Financial Statements;

      (mm) "iLink Goodwill" means the goodwill of the Business of iLink including the right to all corporate, operating and trade names associated with the Business of iLink, or any variations of such names as part of or in connection with the Business of iLink, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Business of iLink, all necessary licenses and authorizations and any other rights used in connection with the Business of iLink;

      (nn) "iLink Insurance Policies" means the public liability insurance and insurance against loss or damage to iLink Assets and the Business of iLink as described in Schedule "P" hereto;

      (oo) "iLink Intangible Assets" means all of the intangible assets of iLink, including, without limitation, iLink Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of iLink;

      (pp) "iLink Material Contracts" means the burden and benefit of and the right, title and interest of iLink in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which iLink is entitled in connection with the Business of iLink whereunder iLink is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "Q" hereto;

      (qq) "Merger Consideration" means the Acquisition Shares and the Acquisition Price;

      (rr) "Place of Closing" means the offices of Parker Duryee Rosoff & Haft or such other place as iLink and the Company may mutually agree upon;

      (ss) "Preferred Shares" means the shares of Series B Convertible Preferred Stock in the capital of iLink;

      (tt) "Private Placement" means the private sale by iLink of up to 1,500 Preferred Shares at a price of $1,000.00 per Preferred Share and up to 500,000 Common Shares at a price of $2.00 per Common Share;

      (uu) "Promissory Note" means the promissory note in the amount of $2,000,000 in favour of Sajid Kapadia to be delivered to Sajid Kapadia at Closing by iLink in partial payment of the Acquisition Price, substantially in the form attached hereto as Schedule "T";

      (vv) "Quarterly Company Financial Statements" means the unaudited financial statements of the Company for the nine month period ended September 30, 1999, a true copy of which are attached as Schedule "B" hereto;

      (ww) "Quarterly iLink Financial Statements" means the unaudited financial statements of iLink for the six month period ended August 31, 1999, a true copy of which are attached as Schedule "K" hereto;



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                                       6


      (xx) "Schriber Agreement" means the Agreement to Issue Shares between iLink and Peter Schriber dated December 10, 1999, a copy of which is included as Schedule "Q" attached hereto;

      (yy) "State Corporation Law" means the Business Corporation Law of the State of New York;

      (zz) "Subscription Agreements" means the form of subscription agreements to be used in the Private Placement, substantially in the form attached hereto as Schedule "S"; and

      (aaa) "Surviving Company" means the Acquirer following the merger with the Company.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning the Company

            Schedule "A"     Audited Company Financial Statements
            Schedule "B"     Quarterly Company Financial Statements
            Schedule "C"     Company Accounts Payable and Liabilities
            Schedule "D"     Company Accounts Receivable
            Schedule "E"     Company Equipment
            Schedule "F"     Company Insurance Policies
            Schedule "G"     Company Inventory
            Schedule "H"     Company Material Contracts
            Schedule "I"     Company Bank Accounts
            Schedule "I-A"   Company Litigation

Information concerning iLink

            Schedule "J"    Audited iLink Financial Statements
            Schedule "K"    Quarterly iLink Financial Statements
            Schedule "L"    iLink Accounts Payable and Liabilities
            Schedule "M"    iLink Accounts Receivable
            Schedule "N"    iLink Bank Accounts
            Schedule "O"    iLink Equipment
            Schedule "P"    iLink Insurance Policies
            Schedule "Q"    iLink Material Contracts



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                                       7


            Schedule "Q-A"  iLink Trademark Infringements

Agreements

            Schedule "R"    Employment Agreement
            Schedule "S"    Subscription Agreements
Note

            Schedule "T"    Promissory Note

Other       Schedule "U"    Share Ownership and Allocation of Merger
                            Consideration

Guaranty    Schedule "V"    Guaranty of Acquirer

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                    ARTICLE 2
                                   THE MERGER

The Merger

2.1 At Closing, the Company shall be merged with and into the Acquirer pursuant to this Agreement and the Plan of Merger and the separate corporate existence of the Company shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2 The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Company or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of the Company and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of the Company and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of the Company and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of the Company or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.



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                                       8


Articles of Incorporation; Bylaws; Directors and Officers

2.3 The Articles of Incorporation of the Surviving Company from and after the Closing shall be the Articles of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Acquirer as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of the Surviving Company and as provided by the State Corporation Law. The Directors of the Company at the Effective Time shall continue to be the Directors and the Officers of the Company at the Effective Time shall continue to be the Officers of the Surviving Company.

Conversion of Securities

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, the Company or the Company Shareholders, the shares of capital stock of each of the Company and the Acquirer shall be converted as follows:

      (a) Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

      (b) Conversion of Company Shares. Each Company Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement (i) an amount of cash equal to the Acquisition Price divided by the number of shares of Company Shares outstanding immediately prior to the Time of Closing and (ii) an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of Company Shares outstanding immediately prior to Closing. All such Company Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares and the Acquisition Price paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

                                    ARTICLE 3
                               REGISTRATION RIGHTS

3.1 As soon as practicable after the Closing iLink shall file a registration statement on Form SB-2 (or similar form) under the Securities Act of 1933 and under all applicable Blue Sky laws covering not more than 3,400,000 of the Acquisition Shares and will use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission at the earliest practicable date, all at iLink's sole cost and expense. Such best efforts shall include responding to all comments received by the staff of the Securities and Exchange Commission and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the Securities and Exchange

Commission. Such registration statement shall provide for the sale of up to 3,400,000 of the Acquisition Shares being registered and sold from time to time directly to purchasers or in the over-the-counter market or through or to securities brokers or dealers that may receive compensation in the form of discounts, concessions, or commissions or in other public or private transactions. None of the foregoing shall in any way limit the Company Shareholders' rights to sell the Acquisition Shares in reliance on an exemption from the registration requirements under the Securities Act of 1933 in connection with a particular transaction.

3.2 iLink shall use its best efforts to maintain the currency of the registration statement filed with the Securities and Exchange Commission and under all applicable Blue Sky laws in respect of the Acquisition Shares being registered until such time as deemed necessary to complete the distribution thereof by a majority of the Company Shareholders, but in no event shall iLink be required to maintain such effectiveness beyond the date which is twelve months following the effective date thereof.


                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

Representations and Warranties

      The Company represents and warrants in all material respects to iLink and the Acquirer, with the intent that iLink will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

The Company - Corporate Status and Capacity

      (a) Incorporation. The Company is a corporation duly incorporated and validly subsisting under the laws of the State of New York, and is in good standing with the office of the Secretary of State of the State of New York;

      (b) Carrying on Business. The Company carries on business primarily in the States of New York, New Jersey, and Connecticut and does not carry on any material business activity in any other jurisdiction. The Company has an office in Bronx, New York and in no other locations. The nature of the Business of the Company does not require the Company to register or otherwise be qualified to carry on business in any other jurisdiction;

      (c) Corporate Capacity. The Company has the corporate power, capacity and authority to own the Company Assets, to carry on the Business of the Company and to enter into and complete this Agreement;

The Company - Capitalization

      (d) Authorized Capital. The authorized capital of the Company consists of 200 shares without par value;

      (e) Ownership of Company Shares. The issued and outstanding share capital of the Company will on Closing consist of 200 shares (being the Company Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Company Shareholders will be at Closing the registered and beneficial owner of all of the Company Shares. The Company Shareholders own and will on Closing own the Company Shares free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

      (f) No Option. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of the Company Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company;

      (g) No Restrictions. There are no restrictions on the transfer, sale or other disposition of the Company Shares contained in the charter documents of the Company or under any agreement;

The Company - Records and Company Financial Statements

      (h) Charter Documents. The charter documents of the Company have not been altered since the incorporation of the Company, except as filed in the record book of the Company;

      (i) Corporate Minute Books. The corporate minute books of the Company are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by the Company which required director or shareholder approval are reflected on the corporate minute books of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

      (j) Company Financial Statements. The Company Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the respective dates thereof, and the sales and earnings of the Business of the Company during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

      (k) Company Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of the Company which are not disclosed in Schedules "C" or "I-A" hereto or reflected in the Company Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Quarterly Company Financial Statements, and the Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of the Company as at November 30, 1999 are described in Schedule "C" hereto;

      (l) Company Accounts Receivable. All Company Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Company, any claim by the obligor for set-off or counterclaim;

      (m) Company Bank Accounts. All of the Company Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "I" hereto;

      (n) No Debt to Related Parties. The Company is not, and on Closing will not be, materially indebted to the Company Shareholders nor to any family member thereof, nor to any affiliate, director or officer of the Company or the Company Shareholders except accounts payable on account of bona fide business transactions of the Company incurred in normal course of the Company Business, none of which are more than 30 days in arrears;

      (o) No Related Party Debt to the Company. The Company Shareholders is not now indebted to or under any financial obligation to the Company on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

      (p) No Dividends. No dividends or other distributions on any shares in the capital of the Company have been made, declared or authorized since the date of the Quarterly Company Financial Statements except for a dividend of $65,000 declared in November 1999;

      (q) No Payments. No payments of any kind have been made or authorized since the date of the Quarterly Company Financial Statements to or on behalf of the Company Shareholders or to or on behalf of officers, directors, shareholders or employees of the Company or under any management agreements with the Company, except (1) payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them, (2) a dividend of $65,000, and (3) the repayment of approximately $235,000 of indebtedness to a shareholder;

      (r) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company;

      (s) No Adverse Events. Since the date of the Quarterly Company Financial Statements and except as set forth in Schedule "I-A" hereto:

            (i) there has not been any material adverse change in the financial position or condition of the Company, its liabilities or the Company Assets or any damage, loss or other change in circumstances materially affecting the Company, the Business of the Company or the Company assets or the Company's right to carry on the Business of the Company, other than changes in the ordinary course of business,

            (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Company, the Business of the Company or the Company Assets,

            (iii) there has not been any material increase in the compensation payable or to become payable by the Company to the Company Shareholders or to any of the Company's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

            (iv) the Business of the Company has been and continues to be carried on in the ordinary course,

            (v) the Company has not waived or surrendered any right of material value.

            (vi) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

            (vii) no capital expenditures in excess of $100,000 individually or
                  $300,000 in total have been authorized or made;

The Company - Income Tax Matters

      (t) Tax Returns. All tax returns and reports of the Company required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

      (u) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Company. The Company is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

The Company - Applicable Laws and Legal Matters

      (v) Licences. The Company holds all licenses and permits as may be requisite for carrying on the Business of the Company in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Company Business;

      (w) Applicable Laws. The Company has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Company, and, to its knowledge, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Business of the Company;

      (x) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding or enquiry pending or threatened against or relating to the Company, the Business of the Company, or any of the Company Assets, nor does the Company have any knowledge of any deliberate act or omission of the Company that would form any material basis for any such action, proceeding or enquiry, except as set forth in Schedule "I-A" hereto;

      (y) No Bankruptcy. The Company has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against the Company and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Company;

      (z) Labour Matters. The Company is not party to any collective agreement relating to the Business of the Company with any labour union or other association of employees and no part of the Business of the Company has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Company, has made any attempt in that regard and the Company has no reason to believe that any current employees will leave the Company's employ as a result of this Merger.Finder's Fees. The Company is not party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

      (aa) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, constitute a legal, valid and binding obligation of the Company and is enforceable against it in accordance with its terms;

      (bb) No Violation or Breach. The execution and performance of this Agreement will not

            (i) violate the charter documents of the Company or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which the Company, is a party,

            (ii) give any person any right to terminate or cancel any agreement including, without limitation, the Company Material Contracts, or any right or rights enjoyed by the Company,

            (iii) result in any alteration of the Company's obligations under any agreement to which the Company is party including, without limitation, the Company Material Contracts,

            (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Company Assets,

            (v) result in the imposition of any tax liability to the Company relating to the Company Assets or the Company Shares, or

            (vi) violate any court order or decree to which the Company is subject;

The Company Assets - Ownership and Condition

      (cc) Business Assets. The Company Assets comprise all of the property and assets of the Business of the Company, and neither the Company Shareholder nor any other person, firm or corporation owns any assets used by the Company in operating the Business of the Company, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "E" or "H" hereto;

      (dd) Title. The Company is the legal and beneficial owner of the Company Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "E" or "H" hereto;

      (ee) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Company Assets;

      (ff) Company Insurance Policies. The Company maintains the public liability insurance and insurance against loss or damage to the Company Assets and the Business of the Company as described in Schedule "F" hereto;

      (gg) Company Material Contracts. The Company Material Contracts listed in Schedule "H" constitute all of the material contracts of the Company;

      (hh) No Default. There has not been any default in any material obligation of the Company or any other party to be performed under any of the Company Material Contracts, each of which is in good standing and in full force and effect and unamended, and the Company is not aware of any default in the obligations of any other party to any of the Company Material Contracts;

      (ii) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of the Company. The Company is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

The Company Assets - Company Equipment

      (jj) Company Equipment. The Company Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

The Company Assets - Company Goodwill and Other Assets

      (kk) Company Goodwill. The Company carries on the Business of the Company only under the name "9278 Distributors" and variations thereof and under no other business or trade names. The Company does not have any knowledge of any infringement by the Company of any patent, trademark, copyright or trade secret;

The Business of the Company

      (ll) Maintenance of Business. Since the date of the Company Financial Statements, the Business of the Company has been carried on in the ordinary course and the Company has not entered into any material agreement or commitment except in the ordinary course and save and except as set forth in Schedule "I-B" hereto;

      (mm) Subsidiaries. The Company does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

      (nn) Year 2000 Compliance. The Company has taken all necessary steps to ensure that its computer systems do not contain date-sensitive software which may recognize a date using "00" as the year 1900 rather than the year 2000 or otherwise cease to function as intended due to a program fault arising therefrom.

                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

Covenants

5.1 The Company covenants and agrees with iLink that it will:

      (a) Reporting and Internal Controls. From and after the Effective Time, the Company shall forthwith take all required actions to implement internal controls on the Business of the Surviving Company to ensure that the Company complies with Section 13b(2) of the Securities and Exchange Act of 1934; and

      (b) No Option Grants. From the Closing and for a period of six months thereafter, the Company shall not issue any bonus, shares or rights to purchase any security to any of the Company Shareholders.

Authorization

5.2 The Company agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting the Company to release any and all information in their possession respecting the Company to iLink. The Company shall execute and deliver to iLink any and all consents to the release of information and specific authorizations which iLink reasonably require to gain access to any and all such information.

Survival

5.3 The covenants set forth in this Article shall survive the Closing for the benefit of iLink.


                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF ILINK

Representations and Warranties

      iLink represents and warrants in all material respects to the Company, with the intent that the Company will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

iLink - Corporate Status and Capacity

      (a) Incorporation. iLink is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

      (b) Carrying on Business. iLink carries on business in the Province of British Columbia and Alberta only and does not carry on any material business activity in any other jurisdiction, save and except for the application for a PCS license filed with the Governments of Trinidad and Tobago. iLink has offices in Vancouver, British Columbia, Calgary, Alberta and San Francisco, California and in no other locations. The nature of the Business of iLink does not require iLink to register or otherwise be qualified to carry on business in any other jurisdiction;

      (c) Corporate Capacity. iLink has the corporate power, capacity and authority to own the iLink Assets and to enter into and complete this Agreement;

      (d) Reporting Status; Listing. iLink is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934 and iLink Shares are quoted on the NASD "Bulletin Board";

iLink - Capitalization

      (e) Authorized Capital. The authorized capital of iLink consists of 25,000,000 iLink Common Shares, $0.001 par value and 5,000,000 shares of preferred stock. $0.001 par value, of which 5,809,629 iLink Common Shares and no shares of preferred stock are presently issued and outstanding;

      (f) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of iLink Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of iLink other than pursuant to iLink's Non-Qualified Stock Option Plan adopted June 1, 1999 under which options to acquire 23,000 iLink Shares at a price of $5.25 per iLink Share have been granted to certain employees of iLink and pursuant to the Subscription Agreements, the Century Capital Consulting Agreement, and the Schriber Agreement;

      (g) Capacity. iLink has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

iLink - Records and Financial Statements

      (h) Charter Documents. The charter documents of iLink have not been altered since the incorporation of iLink, except as filed in the record books of iLink;

      (i) iLink Financial Statements. The iLink Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of iLink as of the respective dates thereof, and the sales and earnings of the Business of iLink during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

      (j) iLink Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of iLink which are not disclosed in Schedule "L" hereto (provided that, at the Closing, iLink shall have paid down the Accounts Payable and Liabilities by not less than $100,000) or reflected in the iLink Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Quarterly iLink Financial Statements, and iLink has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of iLink are described in Schedule "L" hereto;

      (k) iLink Accounts Receivable. All the iLink Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of iLink, any claim by the obligor for set-off or counterclaim;

      (l) iLink Bank Accounts. All of the iLink Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "N" hereto;

      (m) No Debt to Related Parties. iLink is not, and on Closing will not be, materially indebted to any director or officer or affiliate of iLink, or any family member thereof;

      (n) No Related Party Debt to iLink. No director or officer or affiliate of iLink is now indebted to or under any financial obligation to iLink on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

      (o) No Dividends. No dividends or other distributions on any shares in the capital of iLink have been made, declared or authorized since the date of Quarterly iLink Financial Statements;

      (p) No Payments. No payments of any kind have been made or authorized since the date of Quarterly iLink Financial Statements to or on behalf of officers, directors, shareholders or employees of iLink or under any management agreements with iLink except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

      (q) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting iLink;

      (r) No Adverse Events. Since the date of the Quarterly iLink Financial Statements

            (i) there has not been any material adverse change in the financial position or condition of iLink, its liabilities or the iLink Assets or any damage, loss or other change in circumstances materially affecting iLink, the Business of iLink or the iLink Assets or iLink's right to carry on the Business of iLink, other than changes in the ordinary course of business,

            (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting iLink, the Business of iLink or the iLink Assets,

            (iii) there has not been any material increase in the compensation payable or to become payable by iLink to any of iLink's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

            (iv) the Business of iLink has been and continues to be carried on in the ordinary course,

            (v) iLink has not waived or surrendered any right of material value,

            (vi) iLink has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

            (vii) no capital expenditures in excess of $10,000 individually or
                  $30,000 in total have been authorized or made;

iLink - Income Tax Matters

      (s) Tax Returns. All tax returns and reports of iLink required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

      (t) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by iLink. iLink is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

iLink - Applicable Laws and Legal Matters

      (u) Licences. iLink holds all licenses and permits as may be requisite for carrying on the Business of iLink in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Company Business;

      (v) Applicable Laws. iLink has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Business of iLink;

      (w) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding or enquiry pending or threatened against or relating to iLink, the Business of iLink, or any of the iLink Assets nor does iLink have any knowledge of any deliberate act or omission of iLink that would form any material basis for any such action, proceeding or enquiry;

      (x) No Bankruptcy. iLink has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against iLink and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of iLink;

      (y) Labour Matters. iLink is not party to any collective agreement relating to the Business of iLink with any labour union or other association of employees and no part of the Business of iLink has been certified as a unit appropriate for collective bargaining or, to the knowledge of iLink, has made any attempt in that regard;

      (z) Finder's Fees. iLink is not party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein, save and except pursuant to the Century Capital Consulting Agreement;

Execution and Performance of Agreement

      (aa) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of iLink and this Agreement constitutes a legal, valid and binding obligation of iLink and is enforceable against it in accordance with its terms;

      (bb) No Violation or Breach. The execution and performance of this Agreement will not

            (i) violate the charter documents of iLink or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which iLink is a party,

            (ii) give any person any right to terminate or cancel any agreement including, without limitation, the iLink Material Contracts, or any right or rights enjoyed by iLink other than pursuant to iLink's agreement with Telus,

            (iii) result in any alteration of iLink's obligations under any agreement to which iLink is party including, without limitation, the iLink Material Contracts,

            (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the iLink Assets,

            (v) result in the imposition of any tax liability to iLink relating to the iLink Assets, or

            (vi)  violate any court order or decree to which iLink is subject;

The iLink Assets - Ownership and Condition

      (cc) Business Assets. The iLink Assets comprise all of the property and assets of the Business of iLink, and no other person, firm or corporation owns any assets used by iLink in operating the Business of iLink, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "O" or "Q" hereto;

      (dd) Title. iLink is the legal and beneficial owner of the iLink Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "O" or "Q" hereto;

      (ee) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the iLink Assets;

      (ff) iLink Insurance Policies. iLink maintains the public liability insurance and insurance against loss or damage to the iLink Assets and the Business of iLink as described in Schedule "P" hereto;

      (gg) iLink Material Contracts. The iLink Material Contracts listed in Schedule "Q" constitute all of the material contracts of iLink;

      (hh) No Default. There has not been any default in any material obligation of iLink or any other party to be performed under any of the iLink Material Contracts, each of which is in good standing and in full force and effect and unamended, and iLink is not aware of any default in the obligations of any other party to any of the iLink Material Contracts;

      (ii) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of iLink. iLink is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

iLink Assets - iLink Equipment

      (jj) iLink Equipment. The iLink Equipment has been maintained in a manner consistent with that of a reasonably prudent owner;

iLink Assets - iLink Goodwill and Other Assets

      (kk) iLink Goodwill. iLink carries on the Business of iLink only under the name "iLink" and variations thereof and under no other business or trade names. iLink does not have any knowledge of infringement of any patent, trademarks, copyright or trade secret except as set forth in Schedule"Q-A" hereto.

The Business of iLink

      (ll) Maintenance of Business. Since the date of the iLink Financial Statements, the Business of iLink has been carried on in the ordinary course and iLink has not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

      (mm) Subsidiaries. iLink does not own any subsidiaries other than iLink Telecom (B.C.) Inc. and iLink Telecom (BVI) Inc. and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm, save and except for iLink Telecom (BVI) Inc.'s 49% interest in iLink Trinidad and Tobago Telecom Inc.;

      (nn) Year 2000 Compliance. ILink has taken all necessary steps to ensure that its computer systems do not contain date-sensitive software which may recognize a date using "00" as the year 1900 rather than the year 2000 or otherwise cease to function as intended due a program fault arising therefrom; and

iLink - Acquisition Shares

      (oo) Acquisition Shares. The Acquisition Shares when delivered to the Company shareholders shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of iLink, in all cases subject to the provisions and restrictions of all applicable securities laws.

                                    ARTICLE 7
                               COVENANTS OF ILINK

Covenants

7.1 iLink covenants and agrees with the Company that it will:

      (a) Reporting and Internal Controls. From and after the Effective Date iLink shall forthwith take all required actions to implement internal controls on the Business of the Company to ensure that iLink complies with Section 13b(2) of the Exchange Act; and

      (b) No Option Grants. From the Closing and for a period of six months thereafter, iLink shall not issue any rights to purchase any security at the Closing including with limiting the generality of the foregoing compensatory stock options, to any of the Company Shareholders.

Authorization

7.2 iLink agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting iLink to release any and all information in their possession respecting iLink to the Company. iLink shall promptly execute and deliver to the Company any and all consents to the release of information and specific authorizations which the Company reasonably require to gain access to any and all such information.

Survival

7.3 The covenants set forth in this Article shall survive the Closing for the benefit of the Company.

                                    ARTICLE 8
                              EMPLOYMENT AGREEMENT

      At the Closing, iLink and the Company shall enter into the Employment Agreement with Sajid Kapadia pursuant to which he will provide services to iLink and the Company. The Employment Agreement shall be substantially in the form attached hereto as Schedule "R".

                                    ARTICLE 9
                              CONDITIONS PRECEDENT

Conditions Precedent in favour of iLink

9.1 iLink's obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

            (a) all documents or copies of documents required to be executed and delivered to iLink hereunder will have been so executed and delivered;

            (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Company at or prior to the Closing will have been complied with or performed;

            (c) title to the Company Shares and Company Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

            (d)   the Certificate of Merger shall be executed by the Company;

            (e)   subject to Article 10 hereof, there will not have occurred

                  (i) any material adverse change in the financial position or condition of the Company, its liabilities or the Company Assets or any damage, loss or other change in circumstances materially and adversely affecting the Business of the Company or the Company Assets or the Company's right to carry on the Business of the Company, other than changes in the ordinary course of business, none of which has been materially adverse, or

                  (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to the Company or the Business of the Company (whether or not covered by insurance) materially and adversely affecting the Company, the Business of the Company or the Company Assets;

            (f) the Escrow Agent (as that term is defined in the Subscription Agreements) shall have received duly executed Subscription Agreements for subscriptions pursuant to the Private Placement, in the aggregate, of not less than $2,500,000, shall have in its trust account not less than $2,500,000 and shall have provided evidence thereof to iLink;

            (g) iLink's issued and outstanding common share capital shall be reduced to 4,059,629 iLink Shares by the return to treasury of 1,750,000 iLink Shares and iLink shall have received releases in form satisfactory to the Company from the persons returning the 1,750,000 iLink Shares; and

            (h) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by iLink

9.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of iLink and any such condition may be waived in whole or in part by iLink at or prior to Closing by delivering to the Company a written waiver to that effect signed by iLink. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing iLink shall be released from all obligations under this Agreement.

Conditions Precedent in Favour of  the Company

9.3 The obligation of the Company to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

      (a) all documents or copies of documents required to be executed and delivered to the Company hereunder will have been so executed and delivered;

      (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by iLink at or prior to the Closing will have been complied with or performed;

      (c) iLink will have delivered the Acquisition Shares to the Company Shareholders at the Closing in accordance with Schedule "U" attached hereto and the Acquisition Shares will be registered on the books of iLink in the name of the Company Shareholders at Effective Time;

      (d) title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

      (e) the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the New York Secretary of State.;

      (f)   subject to Article 10 hereof, there will not have occurred

            (i) any material adverse change in the financial position or condition of iLink, its liabilities or iLink Assets or any damage, loss or other change in circumstances materially and adversely affecting iLink, the Business of iLink or iLink Assets or iLink's right to carry on the Business of iLink, other than changes in the ordinary course of business, none of which has been materially adverse, or

            (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to iLink or the Business of iLink (whether or not covered by insurance) materially and adversely affecting iLink, the Business of iLink or iLink Assets;

      (g) the Escrow Agent (as that term is defined in the Subscription Agreements) shall have received duly executed Subscription Agreements for subscriptions pursuant to the Private Placement, in the aggregate, of not less than $2,500,000, shall have in its trust account not less than $2,500,000 and shall have provided evidence thereof to the Company;

      (h) iLink's issued and outstanding common share capital shall be reduced to 4,059,629 iLink Shares by the return to treasury of 1,750,000 iLink Shares and iLink shall have received releases in form satisfactory to the Company from the persons returning the 1,750,000 iLink Shares; and

      (i) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by Company

9.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Company and any such condition may be waived in whole or in part by the Company at or prior to the Closing by delivering to iLink a written waiver to that effect signed by the Company. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Company shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

9.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favour of the other party or parties set forth in this Article.

Termination

9.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before December , 1999, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

9.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the Company and iLink and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that iLink will be required to issue one or more news releases and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of iLink's filings with the Securities and Exchange Commission.

                                   ARTICLE 10
                                      RISK

Material Change in the Business of the Company

10.1 If any material loss or damage to the Business of the Company occurs prior to Closing and such loss or damage, in iLink's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, iLink shall, within seven (7) days following any such loss or damage, by notice in writing to the Company, at its option, either:

      (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

      (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to iLink's obligations to carry out the transactions contemplated hereby, be vested in the Company or otherwise adequately secured to the satisfaction of iLink on or before the Closing Date.

Material Change in the Business of iLink

10.2 If any material loss or damage to the Business of iLink occurs prior to Closing and such loss or damage, in the Company's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, the Company shall, within seven (7) days following any such loss or damage, by notice in writing to iLink, at its option, either:

      (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

      (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to the Company's obligations to carry out the transactions contemplated hereby, be vested in iLink or otherwise adequately secured to the satisfaction of the Company on or before the Closing Date.

                                   ARTICLE 11
                                     CLOSING

Closing

11.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by the Company

11.2 On or before the Closing, the Company will deliver or cause to be delivered to iLink:

      (a) the original or certified copies of the charter documents of the Company and all corporate records documents and instruments of the Company, the corporate seals of the Company and all books and accounts of the Company;

      (b) certificates representing the Company Shares, duly endorsed in blank in accordance with Schedule "U" attached hereto;

      (c) all reasonable consents or approvals required to be obtained by the Company and the Company for the purposes of completing the Merger and preserving and maintaining the interests of the Company under any and all Company Material Contracts and in relation to the Company Assets;

      (d) certified copies of such resolutions of the shareholder and director of the Company as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

      (e) an acknowledgement from the Company of the satisfaction of the conditions precedent set forth in section 9.3 hereof;

      (f) the Employment Agreement, duly executed by the Company and the Sajid Kapadia ;

      (g)   the Certificate, duly executed by the Company ; and

      (h) such other documents as iLink may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by iLink

11.3 On or before the Closing, iLink shall deliver or cause to be delivered to the Company:

      (a) wire transfer of the Cash Acquisition Price to the trust account of the attorneys for the Company Shareholders to be disbursed in accordance with Schedule "U" hereto;

      (b) the Promissory Note, duly executed by iLink to be disbursed in accordance with Schedule "U" hereto;

      (c) share certificates representing the Acquisition Shares duly registered in the names of the Company Shareholders required in accordance with Schedule "U" hereto;

      (d) certified copies of such resolutions of the directors of iLink as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

      (e) an acknowledgement from iLink of the satisfaction of the conditions precedent set forth in section 9.1 hereof;

      (f) copies of the Subscription Agreements duly executed by the subscribers to the Private Placement together with evidence that the Escrow Agent (as that term is defined in the Subscription Agreements) has received into its trust account not less than $2,500,000 pursuant to the Subscription Agreements;

      (g)   the Employment Agreement, duly executed by iLink;

      (h)   the Certificate of Merger, duly executed by the Company; and

      (i) such other documents as the Company may reasonably require to give effect to the terms and intention of this Agreement.

      (j)   The Guaranty of the Acquirer in the form set forth in Schedule V.

                                   ARTICLE 11A
                              POST-CLOSING MATTERS

      Forthwith after the Closing, iLink and the Company agree to use all its best efforts to:

            (a) file the Certificate of Merger with Secretary of State of the State of New York;

            (b) iLink shall accept the resignation of Peter Schirber, and Sajid Kapadia and Haris Syed shall be appointed directors of iLink;

            (c) ILink and the Company acknowledge that the acquisition of the Company by iLink, and iLink and the Company agree that the value of iLink shall be determined by an independent valuation of iLink to be prepared by a duly qualified business valuator forthwith after the Closing Date with due regard to lack of liquidity of the trading market of the iLink Common Shares and the value of iLink's net assets on the Closing Date;

            (d)   file Form D with the Securities and Exchange Commission; and

            (e)   file Form 8-K with the Securities and Exchange Commission.

                                   ARTICLE 12
                               GENERAL PROVISIONS

Arbitration

12.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good faith negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York. The arbitration panel shall consist of a single arbitrator selected by the joint agreement of the parties to the dispute; provided that if the parties cannot agree upon the identity of a single arbitrator within fifteen (15) days, then the arbitration panel shall consist of three (3) arbitrators, one (1) of whom shall be appointed by each party within ten (10) days and the third duly appointed by mutual agreement of the two (2) arbitrators so appointed by the parties; provided further that if the two arbitrators cannot select the third arbitrator within ten (10) days after their appointment, the selection of the third arbitrator shall be made in accordance with the general rules of arbitration in relation to arbitrations in the State of New York (the "Rules"). If no such arbitrator is appointed within ten (10) days of such request, either party may apply to a court having jurisdiction to make such appointment. Once the arbitration panel has been selected, the arbitration of the dispute shall be conducted in English in accordance with the Rules in the State of New York, unless otherwise provided or limited by the Rules. The arbitrator(s) shall give each of the parties a fair opportunity to prepare, including pre-arbitration hearing discoveries, and present its position with respect to the dispute, and each party shall be entitled to call witnesses to testify, examine and cross-examine witnesses that the other party calls to testify, introduce documents and other materials and submit written statements of position and arguments. The arbitration panel shall make a final determination, to be provided in writing to each party, that resolves the dispute and includes an allocation of the aggregate fees, costs and expenses of the arbitration between the parties to the dispute, such allocation to be made in the sole discretion of the arbitration panel after giving due consideration to the relative merits of the parties positions in the dispute. All results of the arbitration proceedings shall be final, conclusive and binding on all parties to this Agreement, and shall not be subject to judicial review. Judgment upon the award rendered by the arbitrator may be entered in the State of New York or any other court having competent jurisdiction.

Notice

12.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

12.3 The address for service of notice of each of the parties hereto is as follows:

      (a)   iLink or the Acquirer:

            iLink Telecom Inc.
            666 Burrard Street, Suite 1170
            Vancouver, British Columbia
            V6C 2X8

            Telecopier: (604) 717-1109

            Copy to:

            Roger Linn
            Bartel Eng Linn & Schroder
            300 Capital Mall, Suite 1100
            Sacramento, California 95814

            Telecopier: (916) 442-3442

      (b)   the Company:

            9278 Distributor Inc.
            1942 Williamsbridge Road
            Bronx, New York 10461

            Telecopier:  (718) 792-5130

            Copy to:

            Craig S. Libson
            Parker Duryee Rosoff & Haft
            529 Fifth Avenue
            New York, New York 10017

            Telecopier: (212) 972-9487

Change of Address

12.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

12.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

12.6 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

12.7 The provisions contained herein constitute the entire agreement among the Company and iLink respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company and iLink with respect to the subject matter hereof.

Enurement

12.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

12.9 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

12.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

12.11 This Agreement is subject to the laws of the State of New York.


                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.


                                          ILINK TELECOM INC.


                                          By:   /s/ Amar Bahadoorsingh
------------------------------                  ---------------------------
Witness                                         Authorized Signatory
------------------------------
Name
------------------------------
Address
------------------------------


                                          9278 DISTRIBUTOR
                                          ACQUISITION CORPORATION


                                          By    /s/ Amar Bahadoorsingh
------------------------------                  ---------------------------
Witness                                         Authorized Signatory
------------------------------
Name
------------------------------
Address
------------------------------


                                          9278 DISTRIBUTOR INC.


                                          By:   /s/ Sajid Kapadia
------------------------------                  ---------------------------
Witness                                         Authorized Signatory
------------------------------
Name
------------------------------
Address
------------------------------

This is Page 30 to the Agreement and Plan of Merger dated December 10, 1999 among iLink Telecom, Inc., 9278 Distributor Acquisition Corporation and 9278 Distributor Inc.